UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007
GREAT AMERICAN FINANCIAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11632	06-1356481
_______________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio	45202
_____________________________________________________	_________________________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (513) 333-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On March 14, 2007, the Company's Board of Directors increased the size of the Board to ten (10) members and elected L. Thomas Hiltz as a Director to fill the vacancy created by the increase in the size of the Board. Mr. Hiltz was also appointed a third member of the Special Committee, to serve with Ronald G. Joseph and Joseph P. Tomain, to consider the previously disclosed unsolicited proposal from American Financial Group, Inc. ("AFG") to acquire all of the shares of the Company's outstanding common stock not owned by AFG. A copy of the news release announcing Mr. Hiltz's election is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits
	99.1	Press Release, dated as of March 15, 2007, announcing the appointment of L. Thomas Hiltz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREAT AMERICAN FINANCIAL RESOURCES, INC.

Date: March 19, 2007	By:/s/ Christopher P. Miliano
Christopher P. Miliano
Chief Financial Officer